WARRANT AGREEMENT


     Agreement made as of June 5, 1996, between FINANCIAL SERVICES ACQUISITION CORPORATION, a Delaware corporation, with offices at 667 Madison Avenue, New York, New York 10021 (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, with offices at 2 Broadway, New York, New York 10004 (herein called the "Warrant Agent").

     WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of March 8, 1996 (the "Merger Agreement"), by and among the Company, EBIC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), and Euro Brokers Investment Corporation, a Delaware corporation ("EBIC"), pursuant to which, among other things, Sub will be merged with and into EBIC (the "Merger"); and

     WHEREAS, upon consummation of the Merger, the Company will issue and deliver an aggregate 7,566,666 Series B Redeemable Common Stock Purchase Warrants of the Company (the "Merger Warrants") to holders of EBIC common stock, each of such Merger Warrants evidencing the right of the registered holder thereof to purchase one share of common stock, $.001 par value per share, of the Company (the "Common Stock") for $5.00 (subject to adjustment); and







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     WHEREAS, the Company will file with the Securities and Exchange
Commission, in connection with the Merger, a Registration Statement on Form S-4 (the "Registration Statement") for the registration, under the Securities Act of 1933, as amended (the "Securities Act"), of, among other securities, the Merger Warrants and the Common Stock issuable upon exercise of the Merger Warrants; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Merger Warrants; and

     WHEREAS, the Company desires to provide for the provisions of the Merger Warrants, the terms upon which they shall be issued and exercised, the form of Merger Warrant certificate and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Merger Warrants; and

     WHEREAS, all acts and things have been done and performed which are necessary to make the Merger Warrants, when certificates representing the same have been executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.


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     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Merger Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.   Warrant Certificates.

     2.1 Form of Warrant Certificate. Each certificate representing one or more Merger Warrants (each a "Warrant Certificate") shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, shall be signed by, or bear the facsimile signature of, the President and Treasurer or Assistant Treasurer of the Company and shall bear a facsimile of the Company's seal. In the event the person whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to serve in the capacity in which such person signed the Warrant Certificate before such Warrant Certificate is issued, it may be issued with the same effect as if such person had not ceased to be such at the date of issuance. No Warrant Certificate may be presented for exercise until it has been countersigned by the Warrant Agent as provided in Section 2.3 hereof.


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     2.2 Effect of Countersignature. Unless and until countersigned by the
Warrant Agent pursuant to this Agreement, a Warrant Certificate and the Merger Warrants represented thereby shall be invalid and of no effect.

     2.3 Events of Countersignature. The Warrant Agent shall countersign a Warrant Certificate only upon the occurrence of either of the following events:

          (i) if the Warrant Certificate is to be issued in exchange or substitution for one or more previously countersigned Warrant Certificates, as hereinafter provided, including upon partial exercise of the Merger Warrants represented by such Warrant Certificate(s), or

          (ii) if the Company instructs the Warrant Agent to do so.
2.4 Registration.

     2.4.1 Warrant Certificate Register. The Warrant Agent shall maintain books (the "Warrant Register") for the registration of original issuance and the registration of transfer of the Warrant Certificates. Upon the initial issuance of a Warrant Certificate, the Warrant Agent shall issue and register the Warrant Certificate in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

     2.4.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant Certificate, the Company and the Warrant Agent


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may deem and treat the person in whose name such Warrant Certificate shall be registered upon the Warrant Register (the "registered holder") as the absolute owner of such Warrant Certificate and of each Merger Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3.   Terms and Exercise of Merger Warrants.

     3.1 Warrant Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant Certificate and of this Agreement, to purchase from the Company a number of shares of Common Stock equal to the product of (i) one share of Common Stock and (ii) the number of Merger Warrants represented by such Warrant Certificate, at the price of $5.00 per whole share of Common Stock, subject to the adjustments provided in Section 4 hereof. Notwithstanding the foregoing, if, as of immediately following the Merger, the exercise terms of the Redeemable Common Stock Purchase Warrants of the Company issued in the Company's December 1994 initial public offering (the "Existing Warrants") have theretofore been adjusted or at such time are required to be adjusted pursuant to


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the terms of the Warrant Agreement, dated as of November 30, 1994, pursuant to which they were issued, then each Merger Warrant automatically shall be adjusted at such time so as to entitle the registered holder thereof to purchase the same number of securities, at the same purchase price, as are purchasable at such time (giving effect to any adjustments then required to be made) with respect to each Existing Warrant, but thereafter shall be adjusted only as and when provided in Section 4 hereof. The term "Warrant Price" as used in this Agreement refers to the price per share at which Common Stock may be purchased at the time a Merger Warrant is exercised.

     3.2 Duration of Merger Warrants. A Merger Warrant may be exercised only during the period (the "Exercise Period") commencing upon issuance of the Merger Warrants and terminating (the "Expiration Date") on the earlier to occur of: (i) November 30, 2001 and (ii) the date fixed for redemption of the Merger Warrants as provided in Section 6 of this Agreement. Each Merger Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Merger Warrants by delaying the Expiration Date.

     3.3 Exercise of Merger Warrants.


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     3.3.1 Payment. Merger Warrants represented by a Warrant Certificate that has been countersigned by the Warrant Agent may be exercised by the registered holder thereof by surrendering such Warrant Certificate, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant Certificate, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company, the Warrant Price for each full share of Common Stock as to which the Merger Warrants are being exercised and any and all applicable taxes due in connection with the exercise of such Merger Warrants, the exchange of such Merger Warrants for Common Stock and/or the issuance of Common Stock.

     3.3.2 Issuance of Certificates. As soon as practicable after the exercise of any Merger Warrant, the Company shall issue to the registered holder of the underlying Warrant Certificate a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, registered in such name or names as may be directed by such holder, and if the Merger Warrants represented by the Warrant Certificate presented for exercise shall not have been exercised in full, a new countersigned Warrant Certificate for the number of Merger Warrants as to which such Warrant Certificate shall not have been exer-


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cised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Merger Warrant unless a registration statement under the Securities Act with respect to the Common Stock issuable upon such exercise is effective. Merger Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

     3.3.3 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Merger Warrant in conformity with this Agreement shall be validly issued.

     3.3.4 Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant Certificate representing the Merger Warrants exchanged therefor was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4.   Adjustments.


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     4.1 Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 4.5 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares issuable on exercise of each Merger Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Warrant Price shall be correspondingly decreased.

     4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.5, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of shares issuable on exercise of each Merger Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Warrant Price shall be correspondingly increased.

     4.3 Reorganizations, etc. If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected


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(other than a reorganization, reclassification, consolidation, merger or sale that does not result in the conversion, exchange or cancellation of all Common Stock), then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and fair provision shall be made whereby the Merger Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Merger Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Merger Warrants, had such reorganization, reclassification, consolidation, merger or sale not taken place, and in such event appropriate provision shall be made with respect to the rights and interests of the Merger Warrant holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of the Merger Warrants) shall thereafter be applicable, as nearly as may be, to any share of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless, prior to the consummation


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thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the Merger Warrant holders such shares of stock, securities or assets which, in accordance with the foregoing provisions, such holders may be entitled to purchase.

     4.4 Notices of Changes in Merger Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Merger Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Merger Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2 or 4.3, or the circumstances described in the second sentence of Section 3.1, then, in any such event, the Company shall give written notice in the manner set forth above of the record date for such dividend, distribution or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend,


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distribution or subscription rights, or shall be entitled to exchange their
Common Stock for stock, securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

     4.5 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares of Common Stock upon exercise of any Merger Warrants. If, by reason of any adjustment made pursuant to this Section 4 or otherwise, the holder of any Merger Warrants would be entitled, upon the exercise of such Merger Warrants, to receive a fractional interest in a share of Common Stock (it being understood that all fractional interests resulting from all exercises of Merger Warrants at such time by such holder shall be aggregated for these purposes), the Company shall, upon such exercise, purchase such fractional interest for an amount equal to the product of such fractional interest and the "current value" of a share of Common Stock, determined as follows:

          (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or included on the Nasdaq National Market or Nasdaq SmallCap Market or the OTC Bulletin Board, the current value shall be the last reported sale price of the Common


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Stock on the last business day prior to the date of exercise of the Merger
Warrants, or if no such sale is made on such day, the average of the closing bid and asked prices for such day; or

          (ii) If the Common Stock is not so listed, admitted to unlisted trading privileges or included, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Merger Warrants; or

          (iii) If the Common Stock is not so listed, admitted to unlisted trading privileges or included and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.
     4.6 Form of Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment pursuant to this Section 4, and Warrant Certificates issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrant Certificates initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or


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substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

5.   Transfer and Exchange of Warrants Certificates.

     5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant Certificate upon the Warrant Register, upon surrender of such Warrant Certificate to the Warrant Agent for transfer, properly endorsed with signatures properly guaranteed and accompanied by a written request and appropriate instructions for transfer. Upon any such transfer, a new Warrant Certificate of like tenor representing an equal aggregate number of Merger Warrants shall be issued and the old Warrant Certificate shall be cancelled by the Warrant Agent.

     5.2 Procedure for Surrender of Warrant Certificates. Warrant Certificates may be surrendered to the Warrant Agent, together with a written request for exchange, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant Certificates of like tenor representing an equal aggregate number of Merger Warrants, as requested by the registered holder of the Warrant Certificates so surrendered, and the old Warrant Certificates shall be cancelled by the Warrant Agent.

     5.3 Restrictive Legends. Notwithstanding anything to the contrary in this
Section 5, if a Warrant Certificate surrendered for registration of transfer or


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exchange bears a restrictive legend, the Warrant Agent shall not cancel such
Warrant Certificate and issue new Warrant Certificates for transfer or in exchange therefor until the Warrant Agent has received an opinion of counsel reasonably acceptable in form and substance to the Company stating that such transfer may be made without registration under the Securities Act, including indicating whether the new Warrant Certificates must also bear a restrictive legend. All Warrant Certificates cancelled by the Warrant Agent in connection with a transfer or exchange shall be delivered by the Warrant Agent to the Company from time to time upon request.

     5.4 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Merger Warrant.

     5.5 Service Charges. No service charge shall be made for any registra-tion of transfer or exchange of Warrant Certificates.

     5.6 Warrant Certificate Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrant Certificates required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.


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6.   Redemption.

     6.1 Redemption. The Merger Warrants may be redeemed, at the option of the Company, as a whole and not in part, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $.01 per Merger Warrant (the "Redemption Price"), provided that the last sales price of the Common Stock has been at least $8.50, subject to adjustment in accordance with
Section 4 hereof, on each of the twenty (20) consecutive trading days ending on the third business day prior to the date on which notice of redemption is given.

     6.2 Date Fixed for, and Notice of Redemption. In the event the Company shall elect to redeem the Merger Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days from the date fixed for redemption to the registered holders of the Merger Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

     6.3 Exercise After Notice of Redemption. The Merger Warrants may be exercised in accordance with Section 3 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2


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hereof and prior to the time and date fixed for redemption. On and after the redemption date, record holders of Merger Warrants shall have no further rights except to receive, upon surrender of the Warrant Certificates representing such Merger Warrants, the per warrant Redemption Price.

     7. Other Provisions Relating to Rights of Holders of Warrant Certificates.

     7.1 No Rights as Stockholder. A Warrant Certificate does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights, to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

     7.2 Lost, Stolen, Mutilated, or Destroyed Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen,


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mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.
         7.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Merger Warrants issued pursuant to this Agreement.

         7.4 Registration of Common Stock. The Company will use its best efforts (i) to cause the Registration Statement to become effective and (ii) to maintain the effectiveness of the Registration Statement (or such other registration statement covering the shares of Common Stock issuable upon exercise of the Merger Warrants) until the expiration of the Merger Warrants in accordance with the provisions of this Agreement.

8.       Concerning the Warrant Agent and Other Matters.

         8.1 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Merger Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Merger Warrants or such shares. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not make any registration of transfer of a Warrant Certificate (or issuance of shares upon


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exercise thereof to a person or persons other than the registered holder)
unless and until the person requesting such transfer (or issuance) has paid to the Company the amount of any tax due and owing as a result of such transfer (or issuance) or has established, to the satisfaction of the Company, that such tax has been paid.

     8.2 Resignation, Consolidation or Merger of Warrant Agent.

          8.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days' notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by any holder of a Merger Warrant, then the holder of any Merger Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhat-


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tan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder, and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, power, rights, immunities, duties and obligations.

          8.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

          8.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be


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consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

     8.3 Fees and Expenses of Warrant Agent.

          8.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

          8.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

     8.4 Liability of Warrant Agent.


          8.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the


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President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

          8.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

          8.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible to make any adjustments required under the provisions of
Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether


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any shares of Common Stock will when issued be valid and fully paid and nonassessable.

     8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Merger Warrants exercised and concur- rently account for, and pay to the Company, all money received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Merger Warrants.

9.   Miscellaneous Provisions.

     9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

     9.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Merger Warrant to or on the Company shall be sufficiently given or made if sent by certified mail, or private courier service, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:



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                           Financial Services Acquisition Corporation
                           667 Madison Avenue
                           New York,  New York  10021
                           Attn:  Gilbert Scharf, President


Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Merger Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by certified mail or private courier service, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                           Continental Stock Transfer & Trust Company
                           2 Broadway
                           New York, New York 10004
                           Attn:  Compliance Department

     9.3 Applicable law. The validity, interpretation and performance of this Agreement and of the Merger Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of law principles.

     9.4 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Merger Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Merger Warrants.

     9.5 Examination of the Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Merger Warrant. The Warrant Agent may require any such holder to submit his or her Warrant Certificate for inspection by it.

     9.6 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     9.7 Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


Attest:                                       FINANCIAL SERVICES ACQUISITION
                                                 CORPORATION



                                               By: /s/ Gilbert Scharf
- ---------------------------                        ----------------------------
                                                    Gilbert Scharf, President



Attest:                                       CONTINENTAL STOCK TRANSFER &
                                                 TRUST COMPANY



/s/ Thomas Jennings                             By: /s/ William F. Seegraber
- ---------------------------                       -----------------------------
    Thomas Jennings                                 Name: William F. Seebraber
    Assistant Secretary                             Title: Vice President

                            WARRANT CERTIFICATE FOR
                           PURCHASE OF COMMON STOCK
          VOID AFTER 5:00 PM NEW YORK CITY TIME-ON NOVEMBER 30, 2001


                                                           -------------------
                                                            Number of Warrants


                  FINANCIAL SERVICES ACQUISITION CORPORATION

                                                                         CUSIP


THIS CERTIFIES THAT, for value received



     , or registered assigns ("Registered Holder") is the owner of the number of Series B Redeemable Common Stock Purchase Warrants ("Warrants") of Financial Services Acquisition Corporation, a Delaware corporation ("Company"), specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and in the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share (subject to adjustment as hereinafter provided) of the Common Stock, par value $.001 per share ("Common Stock"), of the Company at any time after the issuance hereof and before the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the office of Continental Stock Transfer & Trust Company, as warrant agent, or its successor ("Warrant Agent") accompanied by payment of the $5.00 ("Purchase Price") per Warrant, subject to adjustment as hereinafter provided, in lawful money of the United States in cash, or by good certified or official bank check payable to the order of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms set forth in the
Warrant Agreement ("Warrant Agreement") dated as of      , 1996 by and between
the Company and the Warrant Agent, to all the terms and provisions of which the Registered Holder, by acceptance of this Warrant Certificate, hereby assents. In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment. Reference is made to the Warrant Agreement for a more complete statement of the rights and limitations of the Registered Holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the corporate trust office of the Warrant Agent.

     The term "Expiration Date" shall mean 5:00 p.m. New York City time, on November 30, 2001, or such earlier date as the Warrant shall be redeemed. If such date shall be in the City of New York a holiday or a day on which the banks are authorized to close, "Expiration Date" shall mean 5:00 p.m. (New York City time) the next following day which in the City of New York is not a holiday or a day on which banks are authorized to close.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder. The Company shall not be required upon the exercise of the Warrants represented hereby to issue any fractions of shares, but shall make an adjustment therefor in cash on the basis of the market value of such fractional interest (computed as provided in the Warrant Agreement). In case this Warrant is exercised with respect to less than all of such Warrants, a new Warrant Certificate or Certificates will be issued on such surrender for the number of Warrants represented hereby which were not so exercised. Prior to the exercise of any Warrant represented hereby the Registered Holder shall not be entitled with respect to the shares of Common Stock to which this Warrant Certificate relates to any rights of a stockholder of the Company including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceeding of the Company except as provided in said Warrant Agreement. Prior to the due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute holder hereof and each Warrant represented hereby (notwithstanding any notation of ownership or other writing hereon by anyone other than a duly authorized officer of the Company or the Warrant Agent), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     This Warrant Certificate is exchangeable upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender.

     Upon due presentment together with any tax or any governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants, will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of any Warrant unless a registration statement under the Securities Act of 1933 with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement or a post-effective amendment to its existing registration statement and will use its best efforts to cause the same to become effective and to keep it current while any of the Warrants are outstanding and exercisable. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         The Warrants may be redeemed at the option of the Company, in whole but not in part by paying in cash or certified or bank check therefor $.01 per Warrant, upon at least thirty days written notice mailed to the Registered Holders at any time, if the last sales price of the Common Stock was at least $8.50 per share subject to adjustment as provided in the Warrant Agreement, on each of the twenty consecutive trading days during a period ending on the third day prior to the date on which the notice of redemption is given. Each Warrant that is the subject of such redemption and that has not been exercised on or before the date called for in such notice shall become void, and all rights thereunder shall terminate.

         If this Warrant shall be surrendered for exercise within any period during which the transfer books for Common Stock or other securities purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of re-opening of said transfer books.

         This Warrant Certificate and each Warrant represented hereby shall be construed in accordance with and governed by the laws of the State of New York.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


Dated:____________________________   FINANCIAL SERVICES ACQUISITION CORPORATION


COUNTERSIGNED:                                        ATTEST:

By: CONTINENTAL STOCK TRANSFER
        AND TRUST COMPANY

                           By:_________________________________________________
                               Vice President, Secretary and Treasurer
       AUTHORIZED OFFICER

                           By:_________________________________________________
                              Chairman of the Board and Chief Executive Officer

                                 PURCHASE FORM
                                TO BE EXECUTED
                     UPON EXERCISE OF WARRANT CERTIFICATE

TO:

     The undersigned hereby exercises, according to the terms and conditions thereof, the right to purchase shares of Common Stock, evidenced by the within Warrant Certificate, and herewith makes payment of the Purchase Price in full.

NAME:_________________________________    _________________________
                                          PAYMENT ENCLOSED


ADDRESS:______________________________


______________________________________


______________________________________    _____________________________________
                                          Social Security No. of Warrant Holder


DATED:_______________________________     SIGNATURE:___________________________



                                 TRANSFER FORM

         For value received                                       hereby sells,
assigns and transfers unto
                                                Warrants to purchase shares of
Common Stock represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint

                                                     Attorney to transfer such
warrants on the books of the within named Company with full power of substitution in the premises.


DATED:__________________________________

                                      Notice:__________________________________
                                               The Signature to this assignment
                                               must correspond with the name as
                                               written upon the face of this
                                               Warrant Certificate in every
                                               particular.




____________________________________________
         Social Security Number of Assignee
              or other identifying number


[Note: The Warrant Agent shall be entitled to demand signatures which are Medallion guaranteed by an Eligible Institution.]